UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2021

SEACHANGE INTERNATIONAL, INC.

(Exact Name of registrant as specified in its charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market
Series A Participating Preferred Stock Purchase Rights	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On March 21, 2021, SeaChange International, Inc. (“SeaChange” or the “Company”) entered into a Sublease Termination Agreement (the “Termination Agreement”) with respect to its Sublease Agreement, dated December 19, 2019, with Saucony, Inc. for the lease of its current headquarters located at 500 Totten Pond Road, Waltham, Massachusetts. The Termination Agreement provides for the early termination of such sublease effective March 21, 2021, and otherwise contains customary terms for the early termination of a corporate lease. Prior to the execution of the Termination Agreement, the sublease had been scheduled to expire in February 2025.

In connection with the early termination of the sublease, the Company will pay the sublandlord a termination payment of approximately $429,900 against an obligation of approximately $2.8 million. As a result of the Termination Agreement, the Company expects a savings of approximately $2.4 million in facilities costs over the course of the remaining term, or an annualized savings of approximately $600,000.

A copy of the Termination Agreement is included as Exhibit 10.1. The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Technology Officer Resignation.

(b)

On March 22, 2021, Marek Kielczewski resigned as the Chief Technology Officer of SeaChange, effective March 24, 2021 (the “Resignation”). Mr. Kielczewski’s Resignation is not a result of any disagreement with the Company relating to the Company’s operations, policies or practices. Mr. Jakub Kulesza, the Company’s current Senior Vice President of Research & Development and General Manager of Poland, will assume Mr. Kielczewski’s responsibilities effective immediately.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Sublease Termination Agreement dated March 21, 2021.

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Michael D. Prinn
Michael D. Prinn
Senior Vice President, Chief Financial Officer & Treasurer

Dated: March 25, 2021